                                                                     Exhibit 1.1

                                2,500,000 Shares

                           PEAK INTERNATIONAL LIMITED

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                November __, 1997



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BANCAMERICA ROBERTSON STEPHENS
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
     277 Park Avenue
     New York, New York  10172

Dear Sirs:

          Mr. T.L. Li ("Mr. Li"), the owner of all of the issued share capital of Luckygold 18A Limited, a British Virgin Islands company ("Luckygold"), and Luckygold, the direct holder of a majority of the issued shares of Peak International Limited, a company organized under the laws of Bermuda (the "Company"), on the date hereof, propose to sell an aggregate of 2,500,000 shares of Common Stock, par value US$.01 per share, of the Company (the "Firm Shares") to the several underwriters named in Schedule I hereto (the "Underwriters"). Mr. Li and Luckygold also propose to sell to the several Underwriters not more than 375,000 additional shares of Common Stock, par value US$.01 per share, of the Company (the "Additional Shares") if requested by the Underwriters as provided
in Section 2 hereof.   The Firm Shares and the Additional Shares are herein
collectively called the Shares.   The shares
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                                                                               2

of Common Stock, par value US$.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are herein referred to as the Common Stock. Mr. Li and Luckygold are herein collectively called the "Selling Stockholder" and shall be jointly and severally responsible for the obligations of the Selling Stockholder hereunder.

          1.   Registration Statement and Prospectus.  The Company has prepared
               -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form F-1 including a prospectus relating to
the Shares, which may be amended.   The registration statement as amended at the
time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the Prospectus.

          2.   Agreements to Sell and Purchase.  On the basis of the
               -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Selling Stockholder agrees to sell 2,500,000 Firm Shares and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a price per share of US$___ (the "Purchase Price"), the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by the Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Selling Stockholder agrees to sell up to 375,000 Additional Shares and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 375,000 Additional Shares from the Selling Stockholder at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-
allotments made in connection with the offering of the Firm Shares.   The
Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Selling Stockholder within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date
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                                                                               3

(as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

          The Company and the Selling Stockholder hereby agree, severally and not jointly, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may grant stock options pursuant to the Peak International Limited 1997 Share Option Plan (and may issue shares of Common Stock upon the exercise thereof, which shares will be subject to the restrictions contained in the foregoing sentence).

          3.   Terms of Public Offering.  The Selling Stockholder is advised by
               ------------------------
you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4.   Delivery and Payment.  Delivery to the Underwriters of and
               --------------------
payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Closing Date"), following the date of the offering, at the offices of counsel to the Underwriters, Paul, Weiss, Rifkind, Wharton & Garrison, 1285
Avenue of the Americas, New York, New York 10019.   The Closing Date and the
location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise
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                                                                               4

notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Selling Stockholder.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Selling Stockholder for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the order of the Selling Stockholder.

          5.   Agreements of the Company.  The Company agrees with you:
               -------------------------

               5.1 To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

               5.2 To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph 5.5 below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

               5.3  To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the
Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.
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                                                                               5

               5.4 Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

               5.5 Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

               5.6 If during the period specified in Section 5.5 any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

               5.7 Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

               5.8 To mail and make generally available to its stockholders as soon as reasonably practicable, but no later than when it is required by the rules of the Commission, an earnings statement covering a period of at least 12 months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.
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                                                                               6

               5.9 During the period of five years after the date of this Agreement, to furnish to the record holders of its Common Stock such financial and other reports of the Company and its subsidiaries as are required to be so furnished by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder.

               5.10 During the period referred to in Section 5.9, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

               5.11 To use its best efforts to maintain the inclusion of the Common Stock in the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

               5.12 To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          6.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to each Underwriter that:

               6.1 (i) Each part of the Registration Statement, as amended or supplemented, if applicable, when such part becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 6.1 do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

               6.2 Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a
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                                                                               7

material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               6.3 The Company and each of its subsidiaries listed on Annex 1 hereto (the "Material Subsidiaries") has been duly incorporated and otherwise duly organized, is validly existing as a corporation in good standing (if applicable) under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing (if applicable) as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the Company's subsidiaries required to be listed on Exhibit 21.1 to the Registration Statement are listed thereon.

               6.4 All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

               6.5 All the outstanding shares of capital stock of the Company (including the Shares) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

               6.6 The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

               6.7 Neither the Company nor any of its Material Subsidiaries is in violation of its respective memorandum of association or bye-laws (or certificate of incorporation or by-laws or memorandum and articles of association or other organizational documents, if applicable) or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound and which is material to the conduct of the business of the Company and its subsidiaries taken as a whole.

               6.8 The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid, binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law. Other than the permission of the Bermuda Monetary Authority for the transfer of the Shares which has been obtained and which is in full force and effect, the (i) execution, delivery and performance of this Agreement, (ii) compliance by the Company with all the provisions hereof and (iii) consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the memorandum of association or bye-laws (or certificate of incorporation or by-laws or memorandum and articles of association or other organizational documents, if applicable) of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

               6.9 Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its Material Subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

               6.10 Neither the Company nor any of its Material Subsidiaries has violated any law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), including Environmental Laws of the People's Republic of China (the "PRC"), any law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

               6.11 The Company and each of its Material Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business as it is currently conducted and as described in the Prospectus; the Company and each of its Material Subsidiaries has fulfilled and
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                                                                               9

performed all of its material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its Material Subsidiaries.

               6.12 In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               6.13 Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its Material Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. Except as described in the Prospectus, all leases to which the Company or any of its Material Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and there are no adverse possession or other claims with respect to any of such leases to which the Company or any of its Material Subsidiaries is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

               6.14 The Company and each of its Material Subsidiaries maintains reasonably adequate insurance with respect to events customarily insured against by companies similar to the Company that are in the Company's industry and operate in the same jurisdictions.

               6.15 BDO Binder are independent public accountants with respect to the Company within the meaning the Act and the rules and regulations promulgated thereunder.
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                                                                              10

               6.16 Deloitte Touche Tohmatsu are independent public accountants with respect to the Company within the meaning of the Act and the rules and regulations promulgated thereunder.

               6.17 The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and, to the extent derived from the financial statements or the books and records of the Company, prepared on a basis consistent with such financial statements and books and records.

               6.18 The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               6.19 No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

               6.20 The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               6.21 There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

               6.22 Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Form F-1 under the Act, and all material transactions between the Company or any of its subsidiaries, on the one hand, and any shareholder or affiliate of the Company, on the other hand, are on terms at least as favorable to the Company or such subsidiary, as the case may be, as could be obtained with an unaffiliated third party.

               6.23  Neither the Company nor any of its Material Subsidiaries
(i) has experienced any labor disputes or any strikes or work stoppages by its
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                                                                              11


employees, (ii) has any employees who are covered by a collective bargaining agreement or (iii) has any unfair labor practice complaint pending against it or, to the best knowledge of the Company, threatened against it, which has had or could reasonably be expected to have a material adverse impact on the business, financial condition or results of operation of the Company or any of its Material Subsidiaries.

          6.24 The Company and each of its Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          6.25 All material tax returns required to be filed by the Company and each of its Material Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Material Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

          6.26 The shares of Common Stock, including the Shares, are listed on the Nasdaq National Market.

          6.27 All aspects of the Restructuring, as described in the Prospectus, have been completed, and the Restructuring was effected in compliance with all applicable laws.

          6.28 Except as described in the Prospectus, no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Underwriters or any of their respective subsidiaries to any political subdivision or taxing authority of Bermuda or Hong Kong in connection with (1) the allotment, issuance and initial sale of the Shares; (2) the initial sale of the Shares to the Underwriters in the manner contemplated herein; or (3) the resale and delivery of Shares by the Underwriters in the manner contemplated in this Agreement or the Prospectus.

          6.29 The Company is subject to civil and commercial law with respect to its obligations under this Agreement. The execution and delivery by the

Company and the performance by the Company of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and neither the Company nor any of its properties enjoys any right of immunity in any jurisdiction from suit, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) in respect of such obligations.

          6.30 The Company has full corporate power and authority to enter into and perform its obligations of indemnification and contribution set forth in Section 8 of this Agreement, and neither the indemnification nor the contribution provisions of such Section 8 contravene Bermuda public policy or law.

          6.31 The Agreement, dated May 28, 1987, between the Baoan County Shenzhen Foreign Trade Company in association with Henggang Peak General Manufacturing Plant and Hong Kong Peak Technology Limited, as amended and extended on May 24, 1994 and December 12, 1996, and the Agreement, dated October 8, 1995, between Shenzhen Longgang District Henggang Joint Stock Company and Peak Plastic & Metal Products (International) Limited (collectively, the "Processing Agreements"), are valid and binding and enforceable in accordance with their terms. The Company has received all required permits, licenses or other approvals in connection with the Processing Agreements and the operation of its existing and planned production facilities (the "Facilities") in Shenzhen, China as contemplated therein, and no default has occurred or is continuing under either Processing Agreement. The Land Use Rights Granting Contracts, copies of which are incorporated by reference as Exhibits 10.5 and 10.6, respectively, to the Registration Statement, relating to the Facilities are valid, binding and enforceable in accordance with their terms, and no default has occurred or is continuing under either of such contracts.

          6.32 The Company has been designated as non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority, whose permission for the issue and transfer of the Shares has been obtained and is in full force and effect. The transfer of Shares between persons regarded by the Bermuda Monetary Authority as non-resident of Bermuda for exchange control purposes and the sale of the Shares after completion of the offering contemplated by this Agreement to or by such persons may be effected without specific consent under the Exchange Control Act 1972 for so long as the Shares are listed on the Nasdaq National Market. The issue or transfer of Shares to and between any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval of the Bermuda Monetary Authority under the Exchange Control Act of 1972.

          6.33 Under the current laws and regulations of Bermuda, any dividends and other distributions declared and payable on the shares of capital stock of the Company may be paid to the holders of the Shares in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and may be so paid without the necessity of obtaining any consent, approval, authorization or other order of or with any court, regulatory body, administrative agency or other governmental body or other authority in Bermuda. No Material Subsidiary of the Company is currently prohibited or otherwise restricted, directly or indirectly, from paying dividends to the Company or to the subsidiary of the Company that is its parent company, from making any other distribution on such Material Subsidiary's capital stock, from repaying to the Company or any other subsidiary of the Company or from transferring any of such Material Subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in the Prospectus.

          6.34 The Company has validly and irrevocably submitted to the jurisdiction of any New York State or Federal court sitting in the City of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for service of process, in each case, to the extent set forth in Section 12.

          6.35 The Company has timely filed all reports and other documents it is required to file pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     7.   Representations and Warranties of the Selling Stockholder.  The
          ---------------------------------------------------------
Selling Stockholder represents and warrants to each Underwriter that:

          7.1 The Selling Stockholder is the lawful owner of the Shares to be sold pursuant to this Agreement and has, and on the Closing Date and the Option Closing Date, if applicable, will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

          7.2 Upon delivery of and payment for the Shares (including any Additional Shares, if applicable) pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

          7.3 The Selling Stockholder has, and on the Closing Date and the Option Closing Date, if applicable, will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

          7.4 The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          7.5 The execution, delivery and performance of this Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and the consummation by the Selling Stockholder of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of association, memorandum of association or other organizational documents of Luckygold, or any agreement, indenture or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or property of the Selling Stockholder is bound, or violate or conflict with any law, administrative regulation or ruling or court decree applicable to the Selling Stockholder or property of the Selling Stockholder.

          7.6 The representations and warranties of the Company contained in Section 6.1 and Section 6.2 of this Agreement are true and correct.

          7.7 If any time during the period described in Section 5.5 hereof, there is any change in the information in the Registration Statement or the Prospectus, the Selling Stockholder will immediately notify you of such change.

          7.8 Each of Mr. Li and Luckygold has validly and irrevocably submitted to the jurisdiction of any New York State or Federal court sitting in the City of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as his or its authorized agent for service of process, in each case, to the extent set forth in Section 12.

     8.   Indemnification.
          ---------------

          8.1 The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or judgment as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided,
                                                                       --------
however, that the aggregate liability of the Selling Stockholder pursuant to the
-------
provisions of this paragraph shall be equal to the aggregate purchase price, if any, received by the Selling Stockholder from the sale of Shares hereunder; provided, further, that the foregoing indemnity agreement with respect to any
--------  -------
preliminary prospectus shall not inure to any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

          8.2 In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Stockholder, such Underwriter shall promptly notify the Company and the Selling Stockholder in writing and the Company and the Selling Stockholder shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company and the Selling Stockholder shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Selling Stockholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholder, as the case may be (in which case the Company and the Selling Stockholder shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Stockholder shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company and the Selling Stockholder shall be liable for any settlement of any such action effected without the written consent of the Company or the Selling Stockholder, but if settled with the written consent of the Company or the Selling Stockholder, the Company and the Selling Stockholder agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 30 days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          8.3 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and each person, if any, controlling the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or the Selling Stockholder or any person controlling the Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Selling Stockholder (except that if the Company or the Selling Stockholder shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholder and any person controlling the Selling Stockholder shall have the rights and duties given to the Underwriter, by Section 8.2 hereof.

          8.4 If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8.4 are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     9.   Conditions of Underwriters' Obligations.  The several obligations of
          ---------------------------------------
the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          9.1 All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          9.2 The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and (iii) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          9.3 (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or material increase in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by T.L. Li and Jerry Mo in their capacities as the Chairman and Chief Executive Officer and the Chief Financial Officer and Controller, respectively, of the Company, confirming the matters set forth in Section 9.1, Section 9.2 and
Section 9.3.

          9.4 All the representations and warranties of the Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Stockholder.

          9.5 You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of (i) Davis Polk & Wardwell, United States counsel for the Company and the Selling Stockholder, to the effect set forth in Exhibit A-1 hereto, (ii) Conyers Dill & Pearman, Bermuda counsel for the Company and the Selling Stockholder, to the effect set forth in Exhibit A-2 hereto, (iii) Richards Butler, Hong Kong counsel for the Company and the Selling Stockholder, to the effect set forth in Exhibit A-3 hereto, (iv) Conyers Dill & Pearman, British Virgin Islands counsel for the Company and the Selling Stockholder, to the effect set forth in Exhibit A-4 hereto, and (v) Shenzhen Jin Di Law Office, People's Republic of China counsel for the Company and the Selling Stockholder, to the effect set forth in Exhibit A-5 hereto.

          9.6 You shall have received on the Closing Date an opinion, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Underwriters, as to the matters referred to in paragraphs 1 (but only with respect to the Company), 2 (but only with respect to the statements under the caption "Underwriting") and 6 of Exhibit A-1. In giving such opinion with respect to the matters covered by paragraph 6 of Exhibit A-1, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          9.7 You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from each of BDO Binder and Deloitte Touche Tohmatsu, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letters delivered to you by BDO Binder and Deloitte Touche Tohmatsu, respectively, on the date of this Agreement.

          9.8 The Company and the Selling Stockholder shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholder at or prior to the Closing Date.

          9.9 The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as you may reasonably request, including documents and certificates relating to the accuracy and completeness of any statement in the Registration Statement or Prospectus.

                    The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     10.  Effective Date of Agreement and Termination.  This Agreement shall
          -------------------------------------------
become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and the Selling Stockholder if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or National Market, (iv) the declaration of a banking moratorium by either federal or New York State authorities or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares
                       --------
or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Selling Stockholder. In any such case which does not result in termination of this Agreement, either you or the Selling Stockholder shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          11.  Agreements of the Selling Stockholder.  The Selling Stockholder
               -------------------------------------
agrees with you and the Company:

               11.1 To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by the Selling Stockholder;

               11.2 To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, do and perform all things to be done and performed by the

Selling Stockholder under this Agreement prior to the Closing Date and satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement; and

               11.3 Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5.5, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in Section 5.5 but not exceeding nine months after the effective date of the Registration Statement, (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Shares on the Nasdaq National Market, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Company and the Selling Stockholder of their other obligations under this Agreement.


          12.  Judicial Proceedings.
               --------------------

               12.1 Each of the Company, Mr. Li and Luckygold irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the Shares. To the fullest extent each of the Company, Luckygold and Mr. Li may effectively do so under applicable law, each such person irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that such person is not subject to the jurisdiction of any such court, any objection that such person may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

               12.2 Each of the Company, Luckygold and Mr. Li agrees, to the fullest extent such person may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section
12.1 brought in any such court shall be conclusive and binding upon such person subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction of which such person is or may be subject) by a suit upon such judgment.

               12.3 Each of the Company, Luckygold and Mr. Li has irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019, for a period of six years from the date hereof, as its or his authorized agent, upon whom process may be served in any suit, action or proceeding of the nature referred to in Section 12.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent at the address of such person specified in Section 13. The Company, Luckygold and Mr. Li each agrees that such service (i) shall be deemed in every respect effective service of process upon it or him in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such person. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

               12.4 Nothing in this Section 12 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the Company or the Selling Stockholder in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          13.  Judgment Currency.  If for the purpose of obtaining judgment in
               -----------------
any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures an Underwriter could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Stockholder, as the case may be, in respect of any sum due from the Company or the Selling Stockholder to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only if and to the extent that on the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency as it would have purchased on the business day preceding that on which the final judgment is rendered; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Company and the Selling Stockholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

          14.  Payments Free and Clear of Withholding Tax.  All amounts payable
               ------------------------------------------
by the Company and the Selling Stockholder to the Underwriters hereunder (including payment of selling concessions and underwriting commissions to, and reimbursement of expenses of, the Underwriters pursuant to this Agreement) shall be made free and clear of, and without deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any tax authority of Bermuda or Hong Kong unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.

          In the event that any such withholding or deduction is so required, the Company and the Selling Stockholder will pay such additional amounts as will result in the receipt by the Underwriters of such amount as would have been received by the Underwriters had no such withholding or deduction been required.

          15.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to Peak International Limited, Units 3, 4, 5 and 7, 37th Floor, Wharf Cable Tower, 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong, (b) if to the Selling Stockholder, to (i) Mr. T.L. Li, c/o Units 3, 4, 5 and 7, 37th Floor, Wharf Cable Tower, 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong and to (ii) Luckygold 18A Limited, c/o Peak International Limited, Units 3, 4, 5 and 7, 37th Floor, Wharf Cable Tower, 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong, Attention: Mr. T.L. Li, and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholder, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or the Selling Stockholder, the officers or directors of the Company or any controlling person of the Company or the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Selling Stockholder agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholder, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the several Underwriters.

                         Very truly yours,

                         PEAK INTERNATIONAL LIMITED


                         By
                           -----------------------------
                           Name:
                           Title:


                         -------------------------------
                         T.L. Li, as Selling Stockholder

                         LUCKYGOLD 18A LIMITED


                         By
                           -----------------------------
                            Name:
                            Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BANCAMERICA ROBERTSON STEPHENS
Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


   By
     --------------------------------
       Name:
       Title:

                                   SCHEDULE I
                                   ----------


                                                       Number of Firm Shares
Underwriters                                              to be Purchased
------------                                           ---------------------
Donaldson, Lufkin & Jenrette Securities Corporation
BancAmerica Robertson Stephens










                                                       ---------------------

                                     TOTAL                     2,500,000

                                  SCHEDULE II
                                  -----------



                              Selling Stockholder
                              -------------------




                                                    Number of Additional
Name                                               Shares That May be Sold
----                                               -----------------------
T.L. Li and Luckygold                                      375,000
18A Limited, jointly and
severally

                                                          Annex 1 to
                                                          -------
                                                          Underwriting Agreement


                             Material Subsidiaries
                             ---------------------


Peak Plastic & Metal Products (International) Limited
AJMS Peak Sdn Bhd
Warden Development Limited
Peak Resources Singapore Pte. Limited
SemiCycle Hong Kong Limited
Peak International, Inc.

                                                                  Draft 10/31/97



                                                Exhibit A-1 to
                                                -----------
                                                Underwriting Agreement



               Opinions to be Rendered by Davis Polk & Wardwell,
       United States Counsel for the Company and the Selling Stockholder


          1. Insofar as New York law governs its execution and delivery, this Agreement has been duly executed and delivered by the Company and the Selling Stockholder and, assuming due authorization, execution and delivery under Bermuda law and the laws of the British Virgin Islands, is a valid and binding agreement of the Company and the Selling Stockholder.

          2. The statements under the captions "Shares Eligible for Future Sale," "Taxation - United States Taxation" and "Underwriting" in the Prospectus, insofar as such statements constitute a summary of United States legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such United States legal matters, documents and proceedings.

          3. The execution, delivery and performance of this Agreement by the Company and the Selling Stockholder, compliance by the Company and the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares) will not require any consent, approval, authorization or other order of any United States court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act or other securities or Blue Sky laws) or violate or conflict with any United States Federal or New York laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or the Selling Stockholder or their respective properties.

          4. Immediately prior to the Closing Date (or the Option Closing Date, if applicable), the Selling Stockholder has good and valid title to the Shares to be delivered by it on such date, and upon delivery of such Shares by the Selling Stockholder and payment therefor pursuant to this Agreement, good and valid title to such Shares has passed to the Underwriters, severally, free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever, including any "adverse claim" within the meaning of the Uniform Commercial Code in effect in the State of New York, assuming the Underwriters purchased such Shares for value in good faith without notice of any adverse claim.

          5. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6. (i) The Registration Statement (including any Registration Statement filed under 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements, as to which no opinion will be expressed) comply as to form in all material respects with the Act, and (ii) no facts have come to the attention of such counsel that lead such counsel to believe that (except for financial statements, as to which no opinion will be expressed) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as to which no opinion will be expressed) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          7. Under the laws of the State of New York relating to submission to jurisdiction, each of the Company, Luckygold and Mr. T.L. Li has validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court sitting in the City of New York in any action, suit or proceeding arising out of or relating to this Agreement, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has validly and irrevocably appointed CT Corporation System, 1633 Broadway, New York, New York 10019, as its or his authorized agent for service of process, in each case, to the extent set forth in Section 12 of this Agreement, and service of process effected in the manner set forth in Section 12 of this Agreement will be effective to confer valid personal jurisdiction over the Company, Luckygold and Mr. T.L. Li in any such action.

          Such counsel shall also confirm (i) that they have been informed by the staff of the Commission that the Registration Statement has become effective under the Act and (ii) that to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission. In addition, in giving such opinion with respect to the matters covered by paragraph 6, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and discussion of the contents thereof, but are without independent check or verification except as specified.

                                                      Exhibit A-2 to
                                                      -----------
                                                      Underwriting Agreement



              Opinions to be Rendered by Conyers Dill and Pearman, Bermuda Counsel for the Company and the Selling Stockholder


          1. The Company has been duly incorporated as an exempted company under the Companies Act 1981 and is validly existing as an exempted company and in good standing (meaning that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Prospectus.

          2. As an exempted company, the Company has the power and authority to carry on business outside Bermuda from a place of business within Bermuda.

          3. The Company has the authorized share capital set forth in the Prospectus. All of the issued shares of the Company (including the Shares) have been duly authorized and validly issued and are fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares) and not subject to any preemptive or similar rights.

          4. The Shares to be sold by the Selling Stockholder hereunder have been duly authorized, validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Shares), and such Shares are not subject to any preemptive or similar rights.

          5. The Company has the necessary corporate power and authority to enter into and perform its obligations under this Agreement. The Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms.

          6. The authorized share capital of the Company, including the shares of the Company, conforms as to legal matters to the description thereof contained in the Prospectus and each of the Underwriters will receive good and valid title to the Shares being purchased by such Underwriter from the Selling Stockholder hereunder, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

          7. The statements under the captions "Enforcement of Civil Liabilities," "Risk Factors - Relationship with Principal Shareholder and Potential Conflicts of Interest," "Potential Difficulties in Protecting Shareholder Rights," "Taxation - Bermuda Taxation," "Certain Foreign Issuer Considerations," "Description of Shares" and "Underwriting" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar and to the extent that they constitute a summary or description of the laws and regulations of Bermuda, or its respective agencies, authorities or other governmental bodies, or documents, or proceedings or conclusions of Bermuda law, fairly present the matters referred to therein.

          8. To the best of such counsel's knowledge, the Company is not in violation of its memorandum of association or bye-laws or in breach of any Bermuda laws or regulations.

          9. The execution, delivery and performance of this Agreement by the Company and the Selling Stockholder, compliance by the Company and the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby (including, without limitation, the sale of the Shares) will not require any consent, approval, authorization or other order of any Bermuda court, regulatory body, administrative agency or other governmental body (except for such approvals under the Companies Act 1981 and the Exchange Control Act 1972 as have been duly obtained and are in full force and effect) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the memorandum of association or bye-laws of the Company, or violate or conflict with any Bermuda laws, administrative regulations or rulings or court decrees applicable to the Company or its properties.

          10. To the best of such counsel's knowledge and based upon the results of searches conducted at the Supreme Court Registry on November __, 1997, there are no legal or governmental proceedings pending in Bermuda to which the Company is a party or to which any of its property is subject, and such counsel has not been expressly notified that any such proceedings are threatened or contemplated by any governmental agency or threatened by others in Bermuda.

          11. The choice of the laws of New York to govern this Agreement is a valid choice of law and will be recognized and upheld by the courts of Bermuda. The Company has the legal capacity to sue and be sued in its own name under the laws of Bermuda. The irrevocable submission by the Company to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the City of

New York in any action, suit or proceeding arising out of or relating to this Agreement and the waivers by the Company of any immunity and any objection to the venue of a proceeding in any such court are legal, valid and binding under the laws of Bermuda and will be accepted by the courts of Bermuda provided such submission and waivers are valid under the laws of New York. Under the laws of Bermuda, the appointment by the Company of an agent for service of process in any suit or proceeding based on or arising under this Agreement constitutes legal, valid and binding obligations of the Company.

          12. The Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

          13. The Company has full power, authority and legal right to enter into and perform its obligations of indemnification and contribution as set forth in Section 8 of this Agreement, and neither the indemnification nor the contribution provisions of such Section 8 contravene Bermuda public policy or the laws of Bermuda.

          14. Except as described in the Prospectus, no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable in Bermuda in connection with (a) the allotment, issuance and initial sale of the Shares; (b) the initial sale of the Shares to the Underwriters in the manner contemplated herein; or (c) the resale and delivery of Shares by the Underwriters in the manner contemplated in the Prospectus.

          15. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the courts of New York against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) the correct procedures under the laws of Bermuda are complied with.

          16. The Company is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in Bermuda or elsewhere, to enforce or to collect upon this

Agreement (including, without limitation, immunity from service of process, immunity from jurisdiction of any court or tribunal or immunity of any of its property from attachment prior to entry of judgment or from attachment in aid of execution upon a judgment) in respect of itself or its property.

          17. The Company has been designated as a non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority, whose permission for the issue and transfer of the Shares has been obtained and is in full force and effect. The transfer of the Shares between persons regarded by the Bermuda Monetary Authority as non-resident of Bermuda for exchange control purposes and the sale of the Shares after completion of the offering contemplated by this Agreement to or by such persons may be effected without specific consent under the Exchange Control Act 1972 for so long as the Shares are listed on the Nasdaq National Market. The issue or transfer of the Shares to and between any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval of the Bermuda Monetary Authority under the Exchange Control Act of 1972.

          18. It is not necessary under the laws of Bermuda (i) to enable the Underwriters to enforce their rights under this Agreement or (ii) solely by reason of the execution, delivery or consummation of this Agreement, that any of them should be licensed, qualified or entitled to carry on business in Bermuda.

          19. The Prospectus, together with attachments, as filed with the Registrar of Companies complies with the requirements of the Companies Act 1981.

          20. No holder of any Shares outstanding after completion of the offering contemplated by this Agreement is or will be subject to any liability in Bermuda in respect of any liability of the Company by virtue of holding any such Shares. There are no restrictions on the holders of the Shares on the transfer of any of the Shares (except the restrictions on transfer which may applicable to residents of Bermuda for exchange control purposes) for so long as the Shares are listed on the Nasdaq National Market; there are no limitations on the rights of any holders of the Shares to hold or vote such Shares in accordance with the memorandum of association or bye-laws of the Company.

          21. Any dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of Bermuda be paid in United States dollars, and all such dividends or other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and may be so paid without the necessity of obtaining any order, consent, approval, license, authorization or validation of or exemption by any governmental or public body or authority of Bermuda or any sub-division thereof.

          22. As of the date of such counsel's opinion, and based solely on such counsel's review of the register of members of the Company, Luckygold was the registered owner of the Shares.

                                                        Exhibit A-3 to
                                                        -----------
                                                        Underwriting Agreement


               Opinions to be Rendered by Richards Butler, Hong Kong Counsel to the Company and the Selling Stockholder


          1. Each of Peak Plastic & Metal Products (International) Limited ("Peak (HK)"), Warden Development Limited ("Warden") and SemiCycle Hong Kong Limited ("SemiCycle (HK)") (collectively, the "Hong Kong Subsidiaries") has been duly incorporated, is validly existing as a company under the laws of Hong Kong and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Prospectus.

          2. All of the issued ordinary shares of each Hong Kong Subsidiary are part of the authorized share capital of each of those companies and such issued shares are recorded in the respective registers of members of each such subsidiary as fully paid and the current registered holders of such shares are those set forth on a schedule to such counsel's opinion.

          3. The statements under the captions "Risk Factors - Considerations Relating to Hong Kong" and "Business - Products and Production Processes" in the Prospectus, insofar as they are statements as to the substance or effect of the laws of Hong Kong, constitute a materially accurate description of such legal matters (but not any other matters, including any matter of fact or opinion contained or referred to under such captions, in respect of which matters we express no opinion).

          4. The execution, delivery and performance of this Agreement by the Company and Luckygold and Mr. Li and the compliance by and each of those persons with the provisions hereof and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares) will not require any consent, approval, authorization or other order of any Hong Kong court, regulatory body, administrative agency or other governmental body and will not conflict with or constitute a breach of any of the provisions of the memorandum of association or articles of association of any of the Hong Kong Subsidiaries, or be in breach of or conflict with any of the laws of Hong Kong which are applicable to the Company, any of its subsidiaries or Luckygold or Mr. Li or any of their respective properties.

          5. There are no laws of Hong Kong or provisions of the respective memorandum and articles of association of the Hong Kong Subsidiaries ("Memorandum and Articles") which prohibit or restrict, save as set out in the respective Memorandum and Articles of Peak (HK), Warden and Semicycle (HK), any of Peak (HK), Warden or Semicycle (HK) from paying dividends out of profits which are under the Companies Ordinance available for that purpose (as that phrase is interpreted pursuant to Section 79B of the Companies Ordinance), to the respective registered shareholders of Peak (HK), Warden and Semicycle (HK).
Section 79B of the Companies Ordinance provides that a company's profits available for distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

          6. Searches made on __ November, 1997 at the Hong Kong Companies Registry, the Office of the Official Receiver in Hong Kong and at the Registry of the Supreme Court of Hong Kong in respect of the period 1st July, 1996 to __ November, 1997 revealed (a) no order or resolution for the winding-up or order for the receivership of any of the Hong Kong Subsidiaries; and (b) that no proceedings had been filed in the High Court of Hong Kong against any of the Hong Kong Subsidiaries during the period 1st July, 1996 to ___ November, 1997. It should be noted that such searches are not capable of revealing whether or not a winding-up petition or application for the appointment of a receiver has been presented. Notice of a winding-up or receivership order made or winding-up resolution passed may not be filed immediately.

                                                      Exhibit A-4 to
                                                      -----------
                                                      Underwriting Agreement


           Opinions to be Rendered by Conyers Dill & Pearman, British Virgin Islands Counsel to the Company and the Selling Stockholder


          1. Each of Luckygold 18A Limited ("Luckygold") and each of the subsidiaries of the Company (the "BVI Subsidiaries" and, together with Luckygold, the "BVI Affiliates") listed on Schedule 1 to such counsel's opinion (which Schedule shall set forth all of the Company's British Virgin Islands subsidiaries) has been duly incorporated and is validly existing as an International Business Company and in good standing (meaning that it has not failed to make any filing with any British Virgin Islands government authority or to pay any British Virgin Islands government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist) under the laws of the British Virgin Islands (the "BVI") and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Prospectus.

          2. Luckygold has the necessary corporate power and authority to enter into and perform its obligations under this Agreement.

          3. Luckygold has taken all corporate action required to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of Luckygold, and constitutes the valid and binding obligations of Luckygold enforceable in accordance with its terms.

          4. The execution, delivery and performance of this Agreement by the Company and the Selling Stockholder, compliance by the Company and the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby (including, without limitation, the sale of the Shares) will not require any consent, approval, authorization or other order of any BVI court, regulatory body, administrative agency or other governmental body and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Memorandum of Association or Articles of Association of any BVI Affiliate or violate or conflict with any BVI laws, administrative regulations or rulings or court decrees.

          5. It is not necessary or desirable to ensure the enforceability in the British Virgin Islands of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in the BVI.

          6. Based solely on such counsel's review of the share register, Memorandum of Association and Articles of Association of each of the BVI Subsidiaries, all of the outstanding shares of capital stock of each of the BVI Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable (meaning that no further sums are payable to the relevant BVI Subsidiary on such shares) and not subject to any preemptive or similar rights.

          7. To the best of such counsel's knowledge, there are no legal or governmental proceedings pending in the BVI to which the Company or any BVI Affiliate is a party or to which any of their respective property is subject, and such counsel has not been notified that any such proceedings are threatened or contemplated by any governmental agency or threatened by others in the BVI.

          8. Insofar as the laws of the BVI are concerned, the Restructuring, as described in the Prospectus, has been completed and was effected in compliance with all applicable BVI laws.

          9. Under BVI law, no BVI Subsidiary is currently prohibited or otherwise restricted, directly or indirectly, from paying dividends to the Company or to the subsidiary of the Company that is its parent company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company or any other subsidiary of the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company in accordance with the International Business Companies Ordinance (the "Ordinance") except as described in the Prospectus. In particular, any BVI Subsidiary declaring a dividend must comply with Section 36 of the Ordinance, which provides, inter alia, that dividends shall only be declared and paid out
                ----- ----
of surplus and that "[n]o dividend shall be declared and paid unless the directors determine immediately after payment of the dividend that (a) the company will be able to satisfy its liabilities as they become due in the ordinary course of its business; and (b) the realizable value of the assets of the company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account and its capital; and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the company is conclusive, unless a question of law is involved." Any sale, transfer, lease, exchange or other disposition of assets of a BVI Subsidiary other than a mortgage, charge or other encumbrance or the enforcement thereof of more than 50 percent of the assets of such BVI Subsidiary may have to comply with the procedure set out in Section 80 of the Ordinance.

                                                      Exhibit A-5 to
                                                      -----------
                                                      Underwriting Agreement



             Opinions to be Rendered by Shenzhen Jin Di Law Office,
            PRC Counsel for the Company and the Selling Stockholder


          1. The statements under the captions "Risk Factors - Concentration of Operations in the PRC" and "Business - Production Facilities" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

          2. The execution, delivery and performance of this Agreement by the Company and the Selling Stockholder, compliance by the Company and the Selling Stockholder with all the provisions hereof, and the consummation of the transactions contemplated hereby (including, without limitation, the sale of the Shares) will not require any consent, approval, authorization or other order of any PRC court, regulatory body, administrative agency or other governmental body, except such as have been duly obtained, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or conflict with any PRC laws, administrative regulations or rulings or court decrees.

          3. To the best of such counsel's knowledge, after due inquiry, there are no legal or government proceedings pending or threatened in the PRC to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

          4. To the best of such counsel's knowledge, after due inquiry, neither the Company nor any of its subsidiaries has violated any PRC Environmental Laws, or any PRC law relating to discrimination in the hiring, promotion or pay of employees or any applicable wages and hours laws of the PRC, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

          5. The Agreement, dated May 28, 1987, between the Baoan County Shenzhen Foreign Trade Company in association with Henggang Peak General Manufacturing Plant and Hong Kong Peak Technology Limited, as amended and/or extended on May 24, 1994 and December 12, 1996, and the Agreement, dated October 8, 1995, between Shenzhen Longgang District Henggang Joint Stock Company and

Peak Plastic & Metal Products (International) Limited (collectively, the "Processing Agreements"), are valid and binding and enforceable by the Company in accordance with their terms. The Company has received all required permits, licenses or other approvals in connection with the Processing Agreements and the operation of its existing and planned production facilities (the "Facilities") in Shenzhen, China as contemplated therein, and no default has occurred or is continuing under either Processing Agreement. The Land Use Rights Granting Contracts, copies of which are incorporated by reference as Exhibits 10.5 and 10.6, respectively, to the Registration Statement, relating to the Facilities are valid, binding and enforceable in accordance with their terms, and no default has occurred or is continuing under either of such contracts.